UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): December 10, 2015
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 15, 2015, Bridgepoint Education, Inc. (the “Company”) entered into a Private Cloud Services Agreement (the “Cloud Services Agreement”) with North American Communications Resource, Inc. (“NACR”), pursuant to which NACR will provide day-to-day management of the Company’s communications environment. The Cloud Services Agreement specifies, among other things the equipment and services that NACR will provide to the Company the fees that the Company will pay for the equipment and services.

The Cloud Services Agreement has a five-year term. The Company is required to pay minimum monthly fees. The Cloud Services Agreement may be terminated before the end of the term under the following circumstances: (i) material breach of the agreement by a party and failure of such party to cure the breach within a specified number of days following receipt of notice thereof; (ii) liquidation or insolvency of either party; (iii) appointment of a receiver for either party; assignment of obligations by either party; or (iv) filing of a bankruptcy petition. The Company may also terminate upon thirty (30) days’ written notice, but in either event the Company would be required to pay a portion of the remaining unpaid minimum monthly fees as follows: (i) following the second full year, the Company shall pay one hundred percent (100%) of the remaining minimum fees; (ii) following the third year, ninety percent (90%) of the remaining minimum fees; and (iii) following the fourth year, eighty percent (80%) of the remaining minimum fees. However, in the event of a Severity One (S1) event continuing for more than thirty (30) days, the Company may provide notice of its intent to terminate within thirty (30) days if service is not restored, and in this event the Company would only be required to pay reasonable transition and wind down costs.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Rodney T. Sheng

On December 16, 2015 Bridgepoint Education, Inc. (the “Company”) announced that Rodney T. Sheng will retire as the Company’s Executive Vice President and Chief Administrative Officer, effective March 31, 2016. Mr. Sheng will continue to serve in his current role up until his retirement date on or about March 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel